Exhibit 99.2

Immunocore Limited

Lock-Up Agreement

January 8, 2021

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Jefferies LLC

As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto,

c/o Goldman Sachs & Co. LLC

200 West Street,

New York, New York 10282-2198

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Jefferies LLC

520 Madison Avenue

New York, New York 10022

Re: Immunocore Limited – Lock-Up Agreement

Ladies and Gentlemen:

The undersigned is a director, officer or record or beneficial owner of ordinary and/or preferred shares in the capital of Immunocore Limited (“Immunocore”), or of options, warrants or rights to purchase securities convertible into or exchangeable for, or exercisable for, or that represent rights to receive ordinary shares of Immunocore (“Old Immunocore Securities”). Subsequent to the date hereof, it is proposed that a newly incorporated company incorporated under the laws of England & Wales (the “Company”) will be interposed as the sole owner of Immunocore in a transaction that will involve the issue of shares in the capital of the Company to the shareholders of Immunocore and the holders of Old Immunocore Securities will become holders of equivalent securities of the Company and that conditional upon closing of the Offering (as defined below), all of the shares in the capital of the Company will be reorganized into a single class of ordinary shares as described in the Prospectus (as defined below) (any such transaction, a “Reorganization”).

The undersigned understands that you, as Representatives, propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with the Company, providing for a public offering of the Company’s American Depositary Shares (“ADSs”) representing ordinary shares of the Company (the “Ordinary Shares”) pursuant to a Registration Statement on Form F-1 to be filed with the Securities and Exchange Commission (the “SEC”).

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In consideration of the agreement by the Underwriters to offer and sell the ADSs (the “Offering”), and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date 180 days after the date set forth on the final prospectus (the “Prospectus”) used to sell the ADSs (the “Lock-Up Period”), the undersigned shall not, and shall not cause or direct any of its affiliates to, (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of any Ordinary Shares or ADSs (including Old Immunocore Securities) (collectively, the “Equity Securities”), or any options, warrants or other rights (including Old Immunocore Securities) to purchase any Equity Securities, or any securities convertible into, exchangeable for or that represent the right to receive Equity Securities (such options, warrants or other securities, collectively, “Derivative Instruments”), including without limitation any such Equity Securities or Derivative Instruments now owned or hereafter acquired by the undersigned, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any Equity Securities or Derivative Instruments, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Equity Securities or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”) or (iii) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or which reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period. For the avoidance of doubt, the undersigned agrees that the foregoing provisions shall be equally applicable to any issuer-directed or other Shares the undersigned may purchase in the Offering.

In addition, the undersigned agrees that, during the Lock-Up Period, without the prior written consent of the Representatives on behalf of the Underwriters, (a) the undersigned will not request, make any demand for or exercise any right with respect to, the registration of any Equity Securities or any security convertible into or exercisable or exchangeable for Equity Securities, and (b) the undersigned waives any and all notice requirements and rights with respect to the registration of any such Equity Securities pursuant to any agreement, understanding or otherwise to which the undersigned is a party.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Equity Securities, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed or will agree in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

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In addition, in the event that, during the Lock-Up Period, the Representatives release or waive any prohibition on the transfer or disposition of Equity Securities held by any director, officer or Significant Holder (as defined below) set forth in this Lock-Up Agreement or any other lock-up agreement entered into with the Underwriters in connection with the Offering (or amend the language of this Lock-Up Agreement or such other lock-up agreement to permit transfers or dispositions otherwise prohibited under this Lock-Up Agreement or such other lock-up agreement), the same percentage of the total number of outstanding shares of Equity Securities held by the undersigned on the date of such release, waiver or amendment as the percentage of the total number of outstanding shares of Equity Securities held by such director, executive officer or such Significant Holder on the date of such release, waiver or amendment that are the subject of such waiver shall be immediately and fully released on the same terms from the applicable prohibition(s) set forth herein; provided, that in the case of directors and officers of the Company, such release shall be granted only due to circumstances constituting an emergency or hardship as determined by the Representatives. For the purposes of the foregoing, a “Significant Holder” shall mean any person or entity that (together with any investment funds affiliated with such person or entity) beneficially owns 1% or more of the total outstanding shares of Equity Securities. Notwithstanding the foregoing, the provisions of this paragraph will not apply (1) if the release, waiver or amendment is effected solely to permit a transfer not involving a disposition for value, (2)   if the transferee agrees in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of transfer, (3) in the case of any secondary underwritten public offering of shares of Equity Securities (including a secondary underwritten public offering with a primary component) (the “Follow-on Offering”), provided that the undersigned shall be offered the opportunity to participate on a pro rata basis in such Follow-on Offering and on pricing terms that are no less favorable than the terms of the Follow-on Offering, or (4) if the release, waiver or amendment is granted to any individual party by the Representatives in an amount, individually or in the aggregate, less than or equal to $2,500,000 in value of Equity Securities. The Representatives shall use commercially reasonable efforts to promptly notify the Company of each such release (provided, that the failure to provide such notice shall not give rise to any claim or liability against the Representatives or the Underwriters). The undersigned further acknowledges that the Representatives are under no obligation to inquire into whether, or to ensure that, the Company notifies the undersigned of the delivery by the Representatives of any such notice, which is a matter between the undersigned and the Company.

Notwithstanding the foregoing, the undersigned may transfer or otherwise dispose of the undersigned’s Equity Securities or Derivative Instruments (and the foregoing restrictions shall not apply to such transfers or dispositions):

(i)	as a bona fide gift or gifts or charitable contribution, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein;

(ii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value;

(iii)	with the prior written consent of the Representatives on behalf of the Underwriters;

(iv)	by will or intestacy, provided that the transferee agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value;
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(v)	to any corporation, partnership limited liability company or other business entity, all of the beneficial ownership interests of which, in each such case, are held by the undersigned or any member of the undersigned’s immediate family, provided that the transferee agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value;

(vi)	by operation of law, including pursuant to a domestic order or negotiated divorce settlement, provided that the transferee agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value;

(vii)	(i) the exercise of options or other similar awards or the vesting or settlement of awards granted pursuant to the Company’s equity incentive plans as described in the Prospectus (including the delivery and receipt of Equity Securities, other awards or any securities convertible into or exercisable or exchangeable for Equity Securities in connection with such exercise, vesting or settlement), or (ii) the transfer or disposition of Equity Securities or any securities convertible into Equity Securities by the undersigned to the Company (or the purchase and cancellation of same by the Company) upon a vesting or settlement event of the Company’s securities or upon the exercise of options to purchase the Company’s securities on a “cashless” or “net exercise” basis to the extent permitted by the instruments representing such options pursuant to the Company’s share option plan, equity incentive plan, share purchase plan or other equity incentive arrangement of the Company as described in the Prospectus, provided that the Equity Securities received upon exercise or settlement of the option are subject to the terms of this Lock-Up Agreement;

(viii)	to the Company to the extent required to realize sufficient funds to satisfy the exercise price and/or any income, employment tax and/or social security withholding and remittance obligations upon the vesting or exercise of an option or other award granted under a share option plan, equity incentive plan, share purchase plan or other equity incentive arrangement of the Company described in the Prospectus or the conversion or exercise of a warrant of the Company described in the Prospectus; provided that such Equity Securities received upon exercise or settlement of the options are subject to the terms of this Lock-Up Agreement;

(ix)	to the Company pursuant to any contractual arrangement in effect on the date of this Lock- Up Agreement and described in the Prospectus that provides for the repurchase of the undersigned’s Equity Securities by the Company in connection with the termination of the undersigned’s employment or other service relationship with the Company or the undersigned’s failure to meet certain conditions set out upon receipt of such Equity Securities;

(x)	in connection with the Reorganization and consummated before, or at the same time as, the closing of the Offering;

(xi)	acquired in the Offering, or in open market transactions following the Offering;

(xii)	as part of a distribution, transfer or disposition without consideration by the undersigned to its limited or general partners, members, stockholders or affiliates (as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), provided that the transferee agrees to be bound in writing by the restrictions set forth herein and that there shall be no further transfer of such Equity Securities except in accordance with this Lock-Up Agreement, and provided further that any such transfer shall not involve a disposition for value;
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(xiii)	in connection with the establishment or amendment of a trading plan pursuant to Rule 10b5- 1 under the Exchange Act, provided that (A) the undersigned does not otherwise voluntarily effect any public filing or report regarding the establishment of such plan during the Lock- Up Period and (B) no sale or other transfer of Equity Securities pursuant to such plan may occur during the Lock-Up Period;

(xiv)	pursuant to a bona fide third-party tender offer, merger, takeover offer consolidation, scheme of arrangement or other similar transaction approved by the Company’s board of directors and made with or offered to all holders of the Company’s Equity Securities resulting in a change in the ownership of 90% of the voting capital stock of the Company that is made or offered after the Offering (a “Change of Control”), provided that, in the event that such Change of Control is not completed, the undersigned’s Equity Securities shall remain subject to the restrictions contained in this Lock-Up Agreement and title to the undersigned’s Equity Securities shall remain with the undersigned; and

(xv)	through the deposit of Ordinary Shares with the Company’s ADS depositary in exchange for the issuance of ADSs, or the cancellation of ADSs and withdrawal of underlying Ordinary Shares; provided that such Equity Securities held by the undersigned shall remain subject to the terms of this Lock-Up Agreement;

provided that, in the case of any transfer or distribution pursuant to clauses (i), (ii), (iv), (v), (vii), (ix), (xii) and (xv), no filing by any party (donor, donee, transferor or transferee) under the Exchange Act (or equivalent thereof in non-U.S. jurisdictions), or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution, and provided further that in the case of any transfer or distribution pursuant to clauses (vi) and (viii), it shall be a condition to such transfer that no filing under the Exchange Act (or equivalent thereof in non-U.S. jurisdictions) or other public announcement by any party (donor, donee, transferor or transferee), shall be voluntarily made and if any filing under the Exchange Act (or equivalent thereof in non-U.S. jurisdictions) or other public announcement in connection with such transfer or distribution shall be legally required, such filing or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer or distribution.

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin.

The undersigned now has, and, except as contemplated by clauses (i)-(xv) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the undersigned’s Equity Securities, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Equity Securities of the Company except in compliance with the foregoing restrictions.

The undersigned acknowledges and agrees that none of the Underwriters has made any recommendation or provided any investment or other advice to the undersigned with respect to this Lock-Up Agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this Lock-Up Agreement and the subject matter hereof to the extent the undersigned has deemed appropriate.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

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The undersigned understands that, if (i) the Representatives, on the one hand, or the Company, on the other hand, informs the other in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, (ii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the securities to be sold thereunder, (iii) the registration statement related to the Offering is withdrawn or (iv) the Underwriting Agreement is not executed on or before April 30, 2021 (provided that the Company may by written notice to the undersigned prior to April 30, 2021 extend such date for a period of up to an additional three months in the event that the Underwriting Agreement has not been executed by such date), then, in each case, this Lock-Up Agreement (and for the avoidance of doubt, the Lock-Up Period described herein) and the related restrictions shall automatically terminate without any action on the part of any other party, be of no further force and effect, and the undersigned shall be automatically released from all obligations under this Lock-Up Agreement.

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Very truly yours,

667, L.P.

BY: BAKER BROS. ADVISORS LP, management
company and investment adviser to 667, L.P., pursuant to authority granted to it by Baker Biotech Capital, L.P., general partner to 667, L.P., and not as the general partner.

By:/s/ Scott Lessing

Scott Lessing
President

BAKER BROTHERS LIFE SCIENCES, L.P.
By: BAKER BROS. ADVISORS LP, management company and investment adviser to Baker Brothers Life Sciences, L.P., pursuant to authority granted to it by Baker Brothers Life Sciences Capital, L.P., general partner to Baker Brothers Life Sciences, L.P., and not as the general partner.

By:/s/ Scott Lessing

Scott Lessing
President